As filed with the U.S. Securities and Exchange Commission on February 2, 2017

Registration No. 333-215445

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
To
FORM S-3

REGISTRATION STATEMENT
 UNDER
THE SECURITIES ACT OF 1933

FIFTH STREET ASSET MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5610118
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
(203) 681-3600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard M. Tannenbaum
Chairman and Chief Executive Officer
Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
(203) 681-3600

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Tuttle, Esq. Matthew J. Carter, Esq. Dechert LLP 1900 K Street, NW Washington, D.C. 20006 Tel (202) 261-3300 Fax (202) 261-3333	Kerry S. Acocella, Esq. Fifth Street Asset Management Inc. 777 West Putnam Avenue, 3rd Floor Greenwich, CT 06830 Tel (203) 681-3600 Fax (203) 681-3879

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 2, 2017.

PROSPECTUS

Fifth Street Asset Management Inc.

$100,000,000

Class A Common Stock
Preferred Stock
Warrants
Rights to Purchase Class A Common Stock, Preferred Stock or Other
Securities
Purchase Contracts
Depository Shares
 Units

26,270,012 Shares of Class A Common Stock Offered by the Selling
Stockholders

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, and the selling stockholders (which term as used in this prospectus includes their nominees, donees, transferees or other successors-in-interest) identified in this prospectus may offer and sell up to 26,270,012 shares in the aggregate of Class A common stock identified above, in each case, from time to time in one or more offerings. Certain of the shares of Class A common stock that may be sold by the selling stockholders using this prospectus are issuable upon the exchange of an equivalent number of limited partnership interests of Fifth Street Holdings L.P. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

Each time we offer and sell securities, we will, and each time any of the selling stockholders offers and sells securities, such selling stockholder may, provide a supplement to this prospectus that contains specific information about the offering, including the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

We and the selling stockholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our Class A common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement, if any, describing the method and terms of the offering of such securities.

Our Class A common stock is listed on the NASDAQ Stock Market under the symbol “FSAM.” On February 1, 2017, the last reported sale price of our Class A common stock on the NASDAQ Stock Market was $7.60. As of February 1, 2017, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or the public float, was approximately $50 million based on 6,602,374 shares of Class A outstanding stock (as of September 30, 2016), of which 6,496,341 are held by non-affiliates (as of September 30, 2016), and a per share price of $7.60, which was the closing sale price of our Class A common stock on February 1, 2017. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-calendar-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. As of February 1, 2017, one-third of our public float is equal to approximately $17 million.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2017

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000. For so long as our public float remains below $75,000,000, we will limit our issuance of securities pursuant to this shelf registration statement in any 12-month-calendar period to an aggregate market value (determined as of the time of issuance of that security) not in excess of one-third of the aggregate market value of our public float. In addition, the selling stockholders may, from time to time, sell up to 26,270,012 shares of Class A common stock from time to time in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will, and each time any of the selling stockholders offer and sell securities, such selling stockholder may, provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context requires otherwise, in this prospectus:

•	“Fifth Street Asset Management,” “Fifth Street,” the “Company,” “we,” “us” and “our” refer to Fifth Street Asset Management Inc. and, unless the context otherwise requires, its direct and indirect subsidiaries;
•	“Fifth Street Holdings” refers to Fifth Street Holdings L.P. and, unless the context otherwise requires, its subsidiaries;
•	“Fifth Street Management” refers to Fifth Street Management LLC and, unless the context otherwise requires, its subsidiaries;
•	“FSCO GP” refers to FSCO GP LLC, the general partner of Fifth Street Credit Opportunities Fund, L.P., a hedge fund managed by Fifth Street Management;
•	“Holdings Limited Partners” refers to active, limited partners in Fifth Street Holdings (other than the Company), which include, among other persons, the Principals; and
•	“Principals” refers to Leonard M. Tannenbaum and Bernard D. Berman and, where applicable, any entities controlled directly or indirectly by them.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. We believe these factors include, but are not limited to, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

OUR COMPANY

Overview

We are an alternative asset manager with approximately $5.0 billion of assets under management. The funds we manage provide innovative and flexible financing solutions to small and mid-sized companies across their capital structures, primarily in connection with investments by private equity sponsors. We define small and mid-sized companies as those with annual EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) between $10 million and $120 million. As of September 30, 2016, 83.2% of our assets under management reside in publicly-traded permanent capital vehicles, consisting of Fifth Street Finance Corp. and Fifth Street Senior Floating Rate Corp.

Corporate Structure

Fifth Street Asset Management is a holding company that was incorporated as a Delaware corporation on May 8, 2014 for the purpose of facilitating an initial public offering (“IPO”). Our primary asset is our limited partnership interest in Fifth Street Holdings. Prior to the IPO, Fifth Street Asset Management had not engaged in any business or other activities except in connection with its formation and the IPO.

On October 29, 2014, a registration statement on Form S-1 with the SEC relating to shares of Class A common stock of Fifth Street Asset Management was declared effective (the “IPO Registration Statement”). After the effectiveness of the IPO Registration Statement and immediately prior to the IPO, we consummated our “Reorganization” by which the equity interests of Fifth Street Management and FSCO GP were contributed to Fifth Street Holdings in exchange for limited partnership interests in Fifth Street Holdings (“Holdings LP Interests”). In addition, the principals contributed their general partnership interests in Fifth Street Holdings to Fifth Street Asset Management for 100% of its Class B common stock.

On November 4, 2014, we issued shares of our Class A common stock in our IPO. The net proceeds of the IPO were used to purchase our limited partnership interest in Fifth Street Holdings. Our operations are conducted through direct wholly-owned subsidiaries of Fifth Street Holdings consisting of Fifth Street Management, Fifth Street CLO Management LLC and FSCO GP.

In connection with the Reorganization, Fifth Street Asset Management entered into an exchange agreement with the limited partners of Fifth Street Holdings that granted each limited partner of Fifth Street Holdings, and certain permitted transferees, the right, beginning two years after the closing of the IPO and subject to vesting and minimum retained ownership requirements, on a quarterly basis, to exchange such person’s Holdings LP Interests for shares of Class A common stock of Fifth Street Asset Management, on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications (collectively referred to as the “Exchange Agreement”). As a result, each limited partner of Fifth Street Holdings, over time, has the ability to convert his or her illiquid ownership interests in Fifth Street Holdings into Class A common stock of Fifth Street Asset Management, which can more readily be sold. See “Exchange of Holdings LP Interests.”

See “Note 1. Organization” in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 Annual Report”) for additional information regarding our corporate structure and the Reorganization.

Company Information

Our principal executive offices are located at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830. Our main telephone number is (203) 681-3600. Our website address is http://fsam.fifthstreetfinance.com. The information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act and the risk factors and other information contained in any prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Class A common stock being offered by any of the selling stockholders.

EXCHANGE OF HOLDINGS LP INTERESTS

On November 4, 2014, we entered into an Exchange Agreement with the selling stockholders named herein and the other holders of Holdings LP Interests. See “Our Company — Corporate Structure.”

Pursuant to and subject to the terms of the Exchange Agreement and the Amended and Restated Limited Partnership Agreement of Fifth Street Holdings, dated of October 29, 2014, active Holdings Limited Partners may from time to time, on a quarterly basis, exchange such person’s Holdings LP Interests for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for splits, unit distributions and reclassifications. Thus, as Holdings Limited Partners exchange their Holdings LP Interests for Class A common stock, our partnership interest in Fifth Street Holdings will increase. In addition, when a Holdings LP Interest is exchanged for a share of Class A common stock by a Principal, a corresponding share of Class B common stock will be retired and cancelled.

In connection with our IPO, the Holdings Limited Partners entered into contribution agreements on October 29, 2014. The contribution agreements of the Holdings Limited Partners, other than those executed by the Principals, include provisions relating to the vesting and forfeiture of Holdings LP Interests. The Holdings Limited Partners, other than the Principals, have their Holdings LP Interests vest monthly over eight years, commencing from our IPO. Only vested Holdings LP Interests may be exchanged by the Holdings Limited Partners pursuant to the Exchange Agreement. If a Holdings Limited Partner, other than a Principal, (i) resigns from his or her employment with us without good reason or is terminated for cause, the unvested portion of such person’s Holdings LP Interests shall be subject to call or forfeited, as described below, (ii) is terminated without cause, resigns from his or her employment with good reason or becomes disabled, all of the unvested portion of such person’s Holdings LP Interests shall immediately vest, or (iii) dies, all of such person’s Holdings LP Interests will vest. Messrs. Tannenbaum, Berman and Dimitrov may purchase any unvested Holdings LP Interests subject to forfeiture for $0.01 per Holdings LP Interest. This call right may be exercised by Messrs. Tannenbaum, Berman and Dimitrov on a pro rata basis based on the number of Holdings LP Interests held by them. The Holdings LP Interests of the Principals are not subject to vesting arrangements and not subject to call or forfeiture.

Commencing on the two-year anniversary of the pricing of our IPO, each of the Principals became eligible to exchange up to 20% of the remaining Holdings LP Interests that he owns on or after the second anniversary of the closing of our IPO and will be permitted to exchange an additional 20% of such remaining Holdings LP Interests on or after each of the next four anniversaries. The foregoing restrictions on an exchange by the Principals will not apply in connection with a change of control of the Company.

We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, such an exchange.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by the stockholders named in the table below, who we refer to in this prospectus as the “selling stockholders,” of up to the number of shares of our Class A common stock identified in the table below, upon the exchange of Holdings LP Interests described in “Exchange of Holding LP Interests.” We are filing the registration statement of which this prospectus is a part pursuant to the selling stockholders’ rights under the Registration Rights Agreement. See “Description of Capital Stock — Registration Rights.”

The selling stockholders have acquired or will acquire the shares of Class A common stock that they are seeking to sell in exchange for Holdings LP Interests that were issued in connection with the Reorganization. See “Our Company — Corporate Structure.” The table below sets forth information regarding the beneficial ownership of our Class A common stock by the selling stockholders. The information regarding the selling stockholders’ beneficial ownership after the sales made pursuant to this prospectus assumes that (i) all of the Holdings LP Interests are exchanged, (ii) all of the Class A common stock subject to sale pursuant to this prospectus will have been sold and (iii) the selling stockholders do not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the selling stockholders.

Information concerning the selling stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. The selling stockholders may offer all, some or none of our Class A common stock. We cannot advise you as to whether the selling stockholders will in fact exchange any or all of their Holdings LP Interests or sell any or all of such shares of Class A common stock issued upon exchange. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Class A common stock in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, after the date on which they provided the information set forth in the table below.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as of February 1, 2017 as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. As described in “Exchange of Holdings LP Interests” above, the Holdings Limited Partners have the right to exchange such Holdings LP Interests for shares of our Class A common stock on a one-for-one basis. Assuming the exchange of 44,000,000 Holdings LP Interests for an equivalent number of shares of our Class A common stock, as of September 30, 2016, there would have been 50,602,374 shares of our Class A common stock outstanding. In addition, when a Holdings LP Interest is exchanged for a share of Class A common stock by a Principal, a corresponding share of Class B common stock will be retired and cancelled.

The address of each person named in the table is c/o Fifth Street Asset Management Inc., 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830.

	Securities Beneficially Owned Prior to this Offering*
Name of Selling Stockholders	Number of Holdings LP Interests	Number of Shares of Class A Common Stock(1)	Number of Shares of Class B Common Stock(1)	% of Combined Voting Power	Number of Shares of Class A Common Stock Offered
Leonard M. Tannenbaum(2)	32,155,055	8,038,250	32,152,835	90.3%	24,114,670
Bernard D. Berman(3)	2,133,818	533,153	2,132,616	6.0%	1,599,461
Ivelin M. Dimitrov	427,341	106,744	—	**	320,232
Alexander C. Frank	104,940	—	—	0%	62,964
James F. Velgot	17,889	4,472	—	**	13,417
Other Selling Stockholders (as a group)(4)	212,982	52,165	—	**	159,268

*	The selling stockholders may sell all of their Class A common stock subject to resale pursuant to this prospectus. There is no assurance that the selling stockholders will resell all or any of their Class A common stock. After the completion of this offering, none of the selling stockholders will hold one percent or more of our Class A common stock assuming that all of the selling stockholders resell all of their common shares subject to resale pursuant to this prospectus.
**	Less than 1.0%
(1)	Each share of our Class A common stock is entitled to one vote per share and each share of our Class B common stock is entitled to five votes per share.
(2)	Mr. Tannenbaum is our Chairman and Chief Executive Officer. Mr. Tannenbaum’s beneficial ownership of 8,038,250 shares of our Class A common stock represents (i) 640,216 shares that are owned by Mr. Tannenbaum, of which 33 shares were issued in connection with the Company’s incorporation, (ii) 6,636,011 shares that are owned by FSC CT II, Inc., a Delaware corporation, and (iii) 762,023 shares that are held by the Tannenbaum Family 2012 Trust. Mr. Tannenbaum’s beneficial ownership of 32,155,055 Holding LP Interests represents (i) 2,562,920 Holdings LP Interests that are owned by Mr. Tannenbaum, (ii) 26,544,043 Holdings LP Interests that are owned by FSC CT II, Inc., a Delaware corporation, and (iii) 3,048,092 Holdings LP Interests that are owned by the Tannenbaum Family 2012 Trust. Mr. Tannenbaum is the sole stockholder of FSC CT II, Inc.
(3)	Mr. Berman is our Co-President. Mr. Berman’s beneficial ownership of 533,153 shares of our Class A common stock represents (i) 351,710 shares that are owned by Mr. Berman and (ii) 181,443 shares that are owned by the Bernard D. Berman 2012 Trust. Mr. Berman’s beneficial ownership of 2,133,818 Holdings LP Interests represents (i) 1,408,044 Holdings LP Interests that are owned by Mr. Berman and (ii) 725,774 Holdings LP Interests that are owned by the Bernard D. Berman 2012 Trust. In addition, Mr. Berman is a trustee of the Tannenbaum Family 2012 Trust.
(4)	Represents Holdings LP Interests and shares of Class A common stock beneficially owned by 5 selling stockholders not listed above who, as a group, own less than 1.0% of our outstanding shares of Class A common stock prior to this offering.

DESCRIPTION OF CAPITAL STOCK

As of September 30, 2016, our authorized capital stock consisted of 5,000,000 shares of preferred stock, par value $0.01 per share, none of which were issued and outstanding, 500,000,000 shares of Class A common stock, par value $0.01 per share, of which 6,602,374 shares were issued and outstanding, and 50,000,000 shares of Class B common stock, par value $0.01 per share, of which 42,856,854 shares were issued and outstanding.

The following summary of the capital stock and amended and restated certificate of incorporation and second amended and restated bylaws of Fifth Street Asset Management does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock. The selling stockholders may from time to time offer shares of our Class A common stock for resale in one or more secondary offerings.

Common Stock

Class A common stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A common stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Subject to the restrictions set forth in the exchange agreement and limited partnership agreement of Fifth Street Holdings, the Holdings Limited Partners may exchange their Holdings LP Interests with us for shares of Class A common stock on a one-for-one basis, subject to certain limitations and customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon any such exchange by a Principal, a corresponding number of shares of Class B common stock will be automatically retired and cancelled. See “Exchange Holdings LP Interests.”

Class B common stock

Holders of our Class B common stock are entitled to five votes for each share held of record on all matters submitted to a vote of stockholders.

Holders of our Class B common stock do not have any right to receive dividends (other than dividends consisting of shares of our Class B common stock or in rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock) or to receive a distribution upon the dissolution, liquidation or sale of all or substantially all of our assets with respect to their Class B common stock.

Our amended and restated certificate of incorporation does not provide for any restrictions on transfer of shares of our Class B common stock, however, in the event that an outstanding share of Class B common stock ceases to be held by a holder of a corresponding Holdings LP Interest, such share shall automatically be transferred to us and retired and cancelled.

Voting

Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of Class A common stock and Class B common stock present in person or represented by proxy, voting together as a single class. However, as set forth below under “— Amendments to Our Governing Documents,” certain material amendments to the amended and restated certificate of incorporation must be approved by at least 66 2/3% of the combined voting power of all shares of Class A common stock and Class B common stock, voting together as a single class. In addition, amendments to the amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the Class B common shares. Notwithstanding the foregoing, any amendment to our amended and restated certificate of incorporation or second amended and restated bylaws to increase or decrease the authorized shares of any class of common stock shall be approved upon the affirmative vote of the holders of a majority of the shares of Class A common stock and Class B common stock, voting together as a single class.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;
•	the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•	the dates at which dividends, if any, will be payable;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;
•	whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates at which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders may believe is in their best interests or in which they may receive a premium for their Class A common stock over the market price of the Class A common stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NASDAQ Stock Market, which would apply so long as the Class A common stock remains listed on the NASDAQ Stock Market, require stockholder approval of certain of shares of Class A common stock.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•	at or subsequent to the consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.

Limits on Written Consents

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of our Class B common stock in connection with actions that require their vote as a separate class of any series of preferred stock.

Limits on Special Meetings

Special meetings of the stockholders may be called at any time only by the Board of Directors, the Chairman of the Board of Directors or our Chief Executive Officer, or holders of more than 50% of the combined voting power of our common stock upon 10 days notice, subject to the rights of the holders of any series of preferred stock.

Amendments to Our Governing Documents

Generally, the amendment of our amended and restated certificate of incorporation requires approval by our Board of Directors and a majority vote of stockholders; however, certain material amendments (including amendments with respect to provisions governing board composition actions by written consent, special meetings and the corporate opportunities limitation) require the approval of at least 66 2/3% of the votes entitled to be cast by the outstanding capital stock in the elections of our Board of Directors. Any amendment to our bylaws requires the approval of either a majority of our Board of Directors or holders of at least 66 2/3% of the votes entitled to be cast by the outstanding capital stock in the election of our Board of Directors.

Choice of Forum

Our second amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or second amended and restated bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against us or any of our directors or officers or other employees governed by the internal affairs doctrine shall, in each case, be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Our second amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our second amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Registration Rights

On November 4, 2014, we entered into a registration rights agreement with the Holdings Limited Partners pursuant to which we granted the Principals, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of our Class A common stock issuable upon exchange of their Holdings LP Interests held or acquired by them and the Holdings Limited Partners the ability to execute certain piggyback registration rights to include their shares of Class A common stock in registered offerings requested by the Principals or initiated by us.

Listing

Our Class A common stock is listed on the NASDAQ Stock Market under the symbol “FSAM.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of Class A common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•	the date, if any, on and after which the warrants, preferred stock or Class A common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Fifth Street Asset Management.

Each warrant will entitle its holder to purchase the principal amount of the number of shares of preferred stock or Class A common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase Class A common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Class A common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Class A common stock or preferred stock, if any.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of Class A common stock, preferred stock or other securities. The following summary of material provisions of the rights and rights agreements are subject to, and qualified in their entirety by reference to, all the provisions of the rights agreement and rights certificate applicable to a particular series of rights. The terms of any rights offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete rights agreements and rights certificates that contain the terms of the rights.

The particular terms of each issue of rights, the rights agreement relating to the rights and the rights certificates representing rights will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the rights;
•	the date of determining the stockholders entitled to the rights distribution;
•	the title, aggregate number of shares of Class A common stock, preferred stock or other securities purchasable upon exercise of the rights;
•	the exercise price;
•	the aggregate number of rights issued;
•	the date, if any, on and after which the rights will be separately transferable;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and
•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of Class A common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of Class A common stock, preferred stock, debt securities or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the applicable indenture.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional or multiple shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued. The terms of any depositary shares offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete depositary agreement that contains the terms of the depositary shares.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us, and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;
•	to investors through agents;
•	directly to agents;
•	to or through brokers or dealers;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public; and
•	through a combination of any such methods of sale.

The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Each time any of the selling stockholders sells Class A common stock covered by this prospectus, and a revised prospectus or prospectus supplement is required, we will prepare and file such document that will include updated information required to be included therein. Such information may include the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the Class A common stock covered by this prospectus. We will not receive any proceeds from any sale of the Class A common stock by the selling stockholders.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, brokers, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be disclosed in the applicable prospectus supplement. The selling stockholders and any brokers, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. In such event any discounts and commissions received by such brokers, dealers and agents and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, brokers, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Class A common stock will be listed on the NASDAQ Stock Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Underwriters, brokers, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

There can be no assurance that any selling stockholder will sell any Class A common stock pursuant to this prospectus. Further, we cannot assure you that any selling stockholder will not transfer shares of their Class A common stock by other means not described in this prospectus. In addition, any sale of Class A common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

Pursuant to the Registration Rights Agreement discussed in the section of this offering entitled “Description of Capital Stock,” we have agreed to indemnify the selling stockholders and certain of their affiliates against certain liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay all costs, expenses and fees in connection with the registration of the Class A common stock by the selling stockholders, including fees of our counsel and accountants, fees payable to the SEC and listing fees. The selling stockholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to their sale of the Class A common stock covered by this prospectus.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being defined will be passed upon for us by Dechert LLP, Washington, D.C. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

 EXPERTS

The consolidated financial statements of Fifth Street Asset Management as of December 31, 2015 and 2014 and for the two years ended December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Fifth Street Asset Management (Successor to Fifth Street Management Group) for the year ended December 31, 2013, which are incorporated by reference in this prospectus and registration statement from our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by CohnReznick LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, which is also incorporated herein by reference, and is included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at the prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is http://fsam.fifthstreetfinance.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as described above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our performance graph or any information pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 18, 2016 (the “Annual Report”);
•	those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2016;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended: (i) September 30, 2016, filed with the SEC on November 21, 2016; (ii) June 30, 2016, filed with the SEC on August 15, 2016; and (iii) March 31, 2016, filed with the SEC on May 16, 2016;
•	our Current Reports on Form 8-K filed with the SEC on January 19, 2017, December 5, 2016, September 30, 2016, September 21, 2016, August 4, 2016, June 13, 2016, April 19, 2016, April 13, 2016, April 7, 2016, March 29, 2016, February 24, 2016, February 19, 2016, February 2, 2016 and January 20, 2016;
•	the description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on October 20, 2014 and any amendment or report filed with the SEC for the purpose of updating the description thereof.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Fifth Street Asset Management Inc.
777 West Putnam Avenue, 3rd Floor
Greenwich, CT 06830
 (203) 681-3600

Exhibits to the filings will not be sent unless those exhibits have been specifically incorporated by reference in this prospectus and any prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Below is an estimate of the expenses (all of which are to be paid by us) that may be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC registration fee	$32,674.51
Printing expenses		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and second amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our second amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and
•	the rights provided in our second amended and restated bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or a director or officer of any of our subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 16. Exhibits.

See the Exhibit Index attached to this Registration Statement, which is incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B,
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut on the second day of February 2017.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum Name: Leonard M. Tannenbaum Title: Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Leonard M. Tannenbaum Leonard M. Tannenbaum	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	February 2, 2017
/s/ Alexander C. Frank Alexander C. Frank	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 2, 2017
* Michael W. Arthur	Director	February 2, 2017
* Nathaniel August	Director	February 2, 2017
* Thomas H. Brandt	Director	February 2, 2017
* Thomas L. Harrison	Director	February 2, 2017
* James F. Velgot	Director	February 2, 2017

* By: /s/ Alexander C. Frank Alexander C. Frank, Attorney-in-fact

 EXHIBIT INDEX

Exhibit Number	Description	Incorporation by Reference				Filed or Furnished Herewith
		Form	File No.	Exhibit(s)	Filing Date
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation, as amended on October 3, 2014	10-Q	001-36701	3.1	12/15/2014
3.2	Second Amended and Restated Bylaws, as adopted December 14, 2015	8-K	001-36701	3.1	12/16/2015
4.1	Form of Class A Common Stock Certificate	S-1/A	333-196813	4.1	09/22/2014
4.2*	Form of Preferred Stock Certificate
4.3*	Form of Warrant
4.4*	Form of Warrant Agreement
4.5*	Form of Rights Agreement
4.6*	Form of Rights Certificate
4.7*	Form of Purchase Contract Agreement
4.8*	Form of Depositary Agreement
4.9*	Form of Depositary Receipt
4.10*	Form of Unit Certificate
4.11*	Form of Unit Agreement	S-3	333-215445	23.1	01/06/2017
5.1	Opinion of Dechert LLP					X
10.1	Exchange Agreement by and among Fifth Street Asset Management, Fifth Street Holdings and the limited partners of Fifth Street Holdings party thereto, dated as of November 4, 2014	8-K	001-36701	10.2	11/04/2014
10.2	Registration Rights Agreement, by and among Fifth Street Asset Management, Fifth Street Holdings and the Covered Persons party thereto, dated as of November 4, 2014	8-K	001-36701	10.4	11/04/2014
10.3	Amended and Restated Limited Partnership Agreement of Fifth Street Holdings, L.P., dated as of October 29, 2014	8-K	001-36701	10.1	11/04/2014
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm	S-3	333-215445	23.1	01/06/2017
23.2	Consent of CohnReznick LLP, independent registered public accounting firm	S-3	333-215445	23.2	01/06/2017
23.3	Consent of Dechert LLP. Reference is made to Exhibit 5.1.					X
24.1	Powers of Attorney.	S-3	333-215445	**	01/06/2017

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Included in the signature page thereto.